Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 26, 2024 relating to the financial statements appearing in the Annual Report on Form 10-K of Capstone Green Energy Holdings, Inc. for the years ended March 31, 2024 and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Los Angeles, California

April 27, 2026

Marcum LLP ■ 777 S. Figueroa Street ■ Suite 2900 ■ Los Angeles, California 90017 ■ Phone 310.432.7400 ■ www.marcumllp.com